  UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

____________________________

FORM 8-K

____________________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 25, 2023

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Goosehead Insurance, Inc.

(Exact Name of Registrant as Specified in Charter)

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Delaware	001-38466	82-3886022
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1500 Solana Boulevard, Ste. 4500

Westlake, Texas 76262

(Address of Principal Executive Offices, and Zip Code)

214-838-5500

Registrant’s Telephone Number, Including Area Code

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $.01 per share	GSHD	NASDAQ

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On October 25, 2023 and on November 3, 2023, the Board of Directors (the “Board”) of Goosehead Insurance, Inc. (the “Company”) amended and restated the Company’s by-laws, in each case to update certain aspects of the advance notice by-laws. The amendments to the advance notice by-laws update the procedures and information requirements for the nomination of directors and the proposal of other business for consideration at meetings of stockholders, including with respect to Rule 14a-19 promulgated under the Securities Exchange Act of 1934, as amended.

The amendments also include certain technical, conforming, modernizing and clarifying changes to the by-laws.

The foregoing summary does not purport to be complete and is qualified in its entirety by reference to the full text of the by-laws, as amended and restated, a copy of which is attached hereto as Exhibit 3.2 and incorporated in this Item 5.03 by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
3.2	By-Laws of Goosehead Insurance, Inc., as amended and restated as of November 3, 2023.

104	Cover Page of Interactive Data File (embedded within the inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 3, 2023

GOOSEHEAD INSURANCE, INC.

By:	/s/ Mark E. Jones
Mark E. Jones Chairman and Chief Executive Officer